UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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MULTI-MANAGER ALTERNATIVE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

                    , 2017

As a shareholder of the Multi-Manager Alternative Strategies Fund (formerly, Active Portfolios® Multi-Manager Alternatives Fund) (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the addition of a new subadviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser. At a meeting of the Fund’s Board of Trustees (the “Board”) on January 24-25, 2017, the Board approved: (i) a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and TCW Investment Management Company LLC (“TCW”); and (ii) a modification of the Fund’s principal investment strategies and principal risks to reflect TCW’s investment process for the portion of the Fund it manages.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of a new agreement or changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least                     , 2017. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by                     , 2018. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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MULTI-MANAGER ALTERNATIVE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about                     , 2017. This Information Statement is being made available to shareholders of Multi-Manager Alternative Strategies Fund (formerly, Active Portfolios® Multi-Manager Alternatives Fund) (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 10, 2016 (the “June Meeting”).

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides other related services, including compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the fund’s and the Investment Manager’s policies.

Prior to March 29, 2017, AQR Capital Management, LLC (“AQR”) and Water Island Capital, LLC (“Water Island”) served as subadvisers each managing a portion of the Fund’s assets, or sleeve of the Fund, along with the Investment Manager. AQR and Water Island continue to serve as subadvisers to the Fund.

TCW INVESTMENT MANAGEMENT COMPANY LLC AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on January 25, 2017, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, an amendment to the subadvisory agreement between the Investment Manager and TCW Investment Management Company LLC (the “Subadvisory Agreement”), pursuant to which TCW Investment Management Company LLC (“TCW”) will manage a new sleeve of the Fund. The Board also approved a modification of the Fund’s principal investment strategies and principal risks to reflect TCW’s investment process. The Subadvisory Agreement was effective as of March 29, 2017. There were no changes proposed or made to the subadvisory agreements between the Investment Manager and AQR and Water Island, respectively, at that time.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to TCW

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Alternative Strategies Fund

Net Assets (millions)	Annual rate at each asset level*

First $500	1.10%

Next $500	1.05%

Next $2	1.02%

Next $3	0.99%

Next $6	0.96%

Over $12	0.95%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays TCW a fee out of its own assets, calculated at the following rate:

•	0.30% on the first $500 million, gradually reducing to 0.15% as assets increase

Fees paid by the Fund to the Investment Manager for the period from September 1, 2016 through March 29, 2017*	Estimated fees that would have
been paid by the Investment
Manager to TCW had the
Subadvisory Agreement with
TCW been in effect for the
period from September 1, 2016
through March 29, 2017 and
based on total assets in the
Fund during this time period**
Multi-Manager Alternative Strategies Fund (fiscal year ended 8/31/16)	$4,009,725.68	$270,848.52

*	The Investment Manager uses a portion of these fees to pay the subadviser.
**	These amounts are based upon month-end averages.

INFORMATION ABOUT TCW

TCW was organized in 1971 and is an investment adviser registered with the SEC. TCW is organized as a Delaware limited liability company and is wholly-owned by The TCW Group, Inc. (“TCW Group”), a Nevada corporation. TCW provides investment management and advice for a wide array of U.S. equities, U.S. fixed income, international and alternatives investment strategies for institutional and individual investors through investment advisory accounts, public and private open- and closed-end commingled investment vehicles, and wrap fee accounts sponsored by others. TCW has more than 25 years of subadvisory experience. TCW, together with TCW Group and its other subsidiaries, which provide a variety of investment management and investment advisory services, had approximately $ 194.3 billion under management or committed to management, including $162.5 billion of U.S. fixed income investments, as of March 31, 2017. TCW’s principal offices are located at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

The following table provides information on the principal executive officers and directors of TCW:

Name	Title/Responsibilities	Address
Marc I. Stern	Chairman and Board Member	865 South Figueroa Street, Suite 1800, Los Angeles, California 90017

David S. DeVito	Chief Operating Officer, Executive Vice President and Board Member	865 South Figueroa Street, Suite 1800, Los Angeles, California 90017

Richard M. Villa	Chief Financial Officer	865 South Figueroa Street, Suite 1800, Los Angeles, California 90017

David B. Lippman	Chief Executive Officer, President, and Board Member	865 South Figueroa Street, Suite 1800, Los Angeles, California 90017

Meredith Jackson	Executive Vice President, General Counsel and Secretary	865 South Figueroa Street, Suite 1800, Los Angeles, California 90017

Jeffrey A. Engelsman	Global Chief Compliance Officer	865 South Figueroa Street, Suite 1800, Los Angeles, California 90017

Other Funds with Similar Investment Objectives Managed by TCW

Fund Name	Assets Managed by TCW as of March 31, 2017	Advisory Fee Rate paid to TCW	Sub-advisory Fee
Metropolitan West Unconstrained Bond Fund	$3,458,676,277 (I and M share class)	.65% (I and M share class)	N/A

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

On January 25, 2017, the Board and the Independent Trustees of the Trust unanimously approved for an initial two-year term, the Subadvisory Agreement between the Investment Manager and TCW (the Subadvisory Agreement) with respect to the Fund, a series of the Trust.

In connection with its deliberations regarding the proposed Subadvisory Agreement, the Board and certain of its Committees evaluated materials requested from the Investment Manager and others regarding the Fund and the Subadvisory Agreement, and discussed these materials with representatives of the Investment Manager at the Board meeting held on January 25, 2017. The Board also noted its considerations at meetings held in connection with the continuation of the Management Agreement and the subadvisory agreements between the Investment Manager and AQR Capital Management, LLC and Water Island Capital, LLC with respect to the Fund. The Board also consulted with Fund counsel and with the Independent Trustees’ independent legal counsel, who advised on various matters with respect to the Board’s considerations and otherwise assisted the Board in its deliberations. As part of these deliberations, the Board considered the ability of the Investment Manager, subject to the approval of the Board, to modify or enter into new subadvisory agreements without a shareholder vote pursuant to an exemptive order of the SEC.

The Board considered all information that it, its legal counsel or the Investment Manager believed reasonably necessary to evaluate and to determine whether to approve the Subadvisory Agreement. The information and factors considered by the Board in approving the Subadvisory Agreement included the following:

•	Information regarding the reputation, regulatory history and resources of the Subadviser, including information regarding senior management, portfolio managers and other personnel of the Subadviser;

•	Information regarding the capabilities of the Subadviser with respect to compliance monitoring services, including an assessment of the Subadviser’s compliance systems by the Fund’s Chief Compliance Officer;

•	The subadvisory fees to be charged to the Investment Manager under the Subadvisory Agreement;

•	The Investment Manager’s agreement to contractually limit or cap total operating expenses for the Fund through December 31, 2017 so that total operating expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and infrequent and/or unusual expenses) would not exceed a specified annual rate, as a percentage of the Fund’s net assets; and

•	The terms and conditions of the Subadvisory Agreement;

•	Descriptions of various functions performed by the Subadviser under the Subadvisory Agreement, including portfolio management and portfolio trading practices.

Nature, Extent and Quality of Services Provided under the Subadvisory Agreement

The Board considered the nature, extent and quality of services to be provided to the Fund by the Subadviser under the Subadvisory Agreement, and the resources dedicated to the Fund by the Subadviser. The Board considered, among other things, the Subadviser’s advisory and supervisory investment professionals (including personnel and other resources, reputation and other attributes), the portfolio management services provided by those investment professionals, and the quality of the Subadviser’s investment research capabilities.

The Board also considered the professional experience and qualifications of the senior personnel of the Subadviser, which included consideration of the Subadviser’s experience with similarly-structured accounts, and the ability of the Subadviser to accommodate the increase in its assets under management to be represented by the Fund. The Board noted the compliance program of the Subadviser and reviewed its code of ethics.

The Board also considered the diligence and selection process undertaken by the Investment Manager to select the Subadviser. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the nature, extent and quality of the services provided to the Fund under the Subadvisory Agreement supported the approval of the Subadvisory Agreement.

Investment Performance

The Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks and information based on reports of the independent third-party data provider that compared the performance of the Fund to the performance of a group of comparable mutual funds. The Board noted that, through December 31, 2015, the Fund’s performance was in the ninetieth and sixty-first percentile (where the best performance would be in the first percentile) of its category selected by the independent third-party data provider for the purposes of performance comparisons for the one- and three-year periods, respectively.

The Board considered the Subadviser’s performance and reputation generally. The Board also considered the Subadviser’s investment performance, including its absolute and risk-adjusted returns. The Board considered that TCW had delivered strong performance over the one-, three- and five-year periods for its TCW Unconstrained Fixed Income Composite, noting that the Subadviser had used strategies similar to those proposed for its sleeve of the Fund. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the anticipated performance of the sleeves managed by the Subadviser supported approval of the Subadvisory Agreement.

Subadvisory Fee Rates and Other Expenses

The Board considered the subadvisory fees to be charged to the Fund under the Subadvisory Agreement, and the total expenses to be incurred by the Fund. The Board also considered the fees that the Subadviser charges to its other clients, and noted that the Investment Manager pays the fees of the Subadviser.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the subadvisory fee rates and expenses of the Fund were sufficient, in light of other considerations, to warrant the approval of the Subadvisory Agreement.

Costs of Services Provided and Profitability

The Board noted that in relation to its review of the Subadvisory Agreement, it had considered information provided by the Investment Manager with respect to estimated costs of services and profitability. When reviewing profitability, the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of similarly managed funds, the performance of the Fund, and the expense ratio of the Fund. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to the Subadviser, the Board did not consider the profitability to the Subadviser of its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the costs of services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board considered the potential existence of economies of scale in the provision by the Investment Manager of services to the Fund, to groups of related funds, and to the Investment Manager’s investment advisory clients as a whole, and whether those economies of scale were shared with the Fund through breakpoints in investment management fees or other means, such as expense limitation arrangements and additional investments by the Investment Manager in investment, trading and compliance resources. The Board noted that the management fee and subadvisory fee schedules for the Fund contained breakpoints that would reduce the fee rate on assets above specified threshold levels.

The Board noted that the breakpoints in the Management Agreement did not occur at the same levels as the breakpoints in the Subadvisory Agreement. The Board noted that absent a shareholder vote, the Investment Manager would bear any increase in fees payable under the Subadvisory Agreement. The Board also noted the potential challenges of seeking to tailor the Management Agreement breakpoints to those of a subadvisory agreement in this context, and the effect that capacity constraints on a subadviser’s ability to manage assets could potentially have on the ability of the Investment Manager to achieve economies of scale, as new subadvisers may need to be added as the Fund grows, increasing the Investment Manager’s cost of compensating and overseeing the Fund’s subadvisers.

In considering these matters, the Board also considered the costs of the services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund, as discussed above. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the extent to which any economies of scale were expected to be shared with the Fund supported the approval of the Subadvisory Agreement.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the proposed Subadvisory Agreement. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by a subadviser, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to March 29, 2017, the long-term allocation target of the Fund’s assets was as follows:

AQR	Water Island	Investment Manager (liquidity sleeve)
50%	50%	0%

As of March 29, 2017, the long-term allocation target of the Fund’s assets was as follows:

AQR	TCW	Water Island	Investment Manager (liquidity sleeve)
37.5%	25%	37.5%	0%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, calling 800.345.6611 or online at https://www.investor.columbiathreadneedleus.com/.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of March 31, 2017, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned 100% of the outstanding shares.

As of March 31, 2017, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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